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                                                             Exhibit 99.B-(2)(d)

            FORM OF SPECIMEN CERTIFICATE -- SPECIMEN CERTIFICATE ONLY

                      CERTIFICATE                       NUMBER OF
                         NUMBER                          SHARES

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             ING GLOBAL EQUITY DIVIDEND AND PREMIUM OPPORTUNITY FUND
                Organized Under the Laws of the State of Delaware

                                  Common Shares
                            $.01 Par Value Per Share

                                    Cusip No.

                                   ----------

                       SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT ________________________ is the Owner of ___________ fully paid and non-assessable Common Shares of beneficial interest $.01 par value of ING Global Equity Dividend and Premium Opportunity Fund (herein called the
"Fund") transferable on the books of the Fund by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust of the Fund establishing the Fund as a Delaware statutory trust, and all amendments thereto (copies of which are on file with the Secretary of the State of Delaware) and the Fund's By-Laws (copies of which are on file at the principal office of the Fund), to all of which the holder by acceptance hereof expressly assents. This Certificate is executed on behalf of the Fund by the officers as officers and not individually and the obligations hereof are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     WITNESS the facsimile signatures of the duly authorized officers of the Fund.

                                               Dated
                                                     ------------------

          /s/                                  COUNTERSIGNED AND REGISTERED:
          ----------------------
          Title:                               The Bank of New York
                                               Transfer Agent and Registrar

          /s/
          -----------------------              By
          Title:                                 ----------------------------
                                               Authorized Officer


             ING GLOBAL EQUITY DIVIDEND AND PREMIUM OPPORTUNITY FUND

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ING Global Equity Dividend and Premium Opportunity Fund (the "Fund") will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of beneficial interest of each class or series of the Fund authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Fund.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the below list.

TEN COM.....    as tenants in common; TENENT......   as tenants by the
entireties under the Uniform Gifts to Minors Act (State)
UNIF GIFT MIN ACT.........Custodian;     JT TEN.........as joint tenants with
right of survivorship and not as tenants in common

For Value Received _____________________ hereby sell, assign and transfer unto

  Please insert social security or other identifying number of Assignee

_____________________________________________________

_____________________________________________________


______________________________________________________________
(NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN)

__________________________________________________________

__________________________________________________________ Common Shares of
Beneficial Interest represented by the within Certificate and do hereby irrevocably constitute and appoint

__________________________________________________________ Attorney to transfer the said shares on the books of the within-named Fund, with full power of substitution in the premises.

Dated
      ----------------


               X
                 -------------------------------------
               X
                 -------------------------------------

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NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS
WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION
OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By
   -------------------------------------

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO
S.E.C. RULE 17Ad-15.